Exhibit 99.2

KODIAK OIL & GAS CORP.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2013

(amounts in thousands, except share data)

		July 2013
	Kodiak	Acquired Properties		Kodiak
	Oil & Gas	Pro Forma		Oil & Gas
	Historical	Adjustments		Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$6,585	$(3,910	)(b)	$2,675
Accounts receivable
Trade	50,578	46,822	(a)	97,400
Accrued sales revenues	69,314	10,500	(a)	79,814
Commodity price risk management asset	1,327	—		1,327
Inventory, prepaid expenses and other	19,726	—		19,726
Total Current Assets	147,530	53,412		200,942

Oil and gas properties (full cost method), at cost:
Proved oil and gas properties	2,255,624	388,602	(a)	2,644,226
Unproved oil and gas properties	474,802	313,688	(a)	788,490
Equipment and facilities	24,780	—		24,780
Less-accumulated depletion, depreciation, amortization, and accretion	(347,108)	—		(347,108)
Net oil and gas properties	2,408,098	702,290		3,110,388

Commodity price risk management asset	2,615	—		2,615
Property and equipment, net of accumulated depreciation of $1,275 at March 31, 2013	1,923	—		1,923
Deferred financing costs, net of amortization of $19,071 at March 31, 2013	31,020	3,910	(b)	34,930
Total Assets	$2,591,186	$759,612		$3,350,798

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$189,543	$26,662	(a), (c)	$216,205
Accrued interest payable	26,035	—		26,035
Commodity price risk management liability	8,793	—		8,793
Total Current Liabilities	224,371	26,662		251,033

Noncurrent Liabilities:
Credit facility	100,000	731,785	(d)	831,785
Senior notes, net of accumulated amortization of bond premium of $536 at March 31, 2013	1,155,464	—		1,155,464
Commodity price risk management liability	3,209	—		3,209
Deferred tax liability, net	39,600	—		39,600
Asset retirement obligations	9,760	1,415	(a)	11,175
Total Noncurrent Liabilities	1,308,033	733,200		2,041,233

Total Liabilities	1,532,404	759,862		2,292,266

Stockholders’ Equity:
Common stock - no par value; unlimited authorized
Issued and outstanding: 265,404,865 shares as of March 31, 2013	1,012,144	—		1,012,144
Retained earnings	46,638	(250	)(c)	46,388
Total Stockholders’ Equity	1,058,782	(250)		1,058,532

Total Liabilities and Stockholders’ Equity	$2,591,186	$759,612		$3,350,798

(a) Reflects the pro forma allocation of the preliminary purchase price for the July 2013 Acquired Properties to the acquired assets and liabilities based on the initial fair values, pending completion of our valuation analysis.

(b) Reflects cash utilized for origination fees and related loan closing costs associated with increasing and amending the existing credit facility and the related deferred asset.

(c) Reflects estimated acquisition costs (e.g., attorney, accountant and consulting fees) of $250,000 associated with the July 2013 Acquired Properties.

(d) Reflects long term finance utilization on the Company’s credit facility of $731.8 million to fund the acquisition of the July 2013 Acquired Properties.

KODIAK OIL & GAS CORP.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2013

(amounts in thousands, except share data)

	Kodiak	July 2013			Kodiak
	Oil & Gas	Acquired	Pro Forma		Oil & Gas
	Historical	Properties	Adjustments		Pro Forma
		(a)
Revenues:
Oil sales	$155,843	$41,725	$—		$197,568
Gas sales	9,207	754	—		9,961
Total revenues	165,050	42,479	—		207,529

Operating expenses:
Oil and gas production	35,991	9,145	—		45,136
Depletion, depreciation, amortization and accretion	57,385	—	10,900	(b)	68,285
General and administrative	10,302	—	—		10,302
Total expenses	103,678	9,145	10,900		123,723

Operating income	61,372	33,334	(10,900)		83,806

Other income (expense):
Loss on commodity price risk management activities	(15,744)	—	—		(15,744)
Interest income (expense), net	(13,810)	—	(2,814	)(c)	(16,624)
Other income	426	—	—		426
Total other income (expense)	(29,128)	—	(2,814)		(31,942)

Income before income taxes	32,244	33,334	(13,714)		51,864

Income tax expense	12,800	—	7,600	(d)	20,400

Net income	$19,444	$33,334	$(21,314)		$31,464

Earnings per common share:
Basic	$0.07				$0.12
Diluted	$0.07				$0.12

Weighted average common shares outstanding:
Basic	265,328,392		—		265,328,392
Diluted	267,969,663		—		267,969,663

(a) Operating revenues and direct operating expenses of the July 2013 Acquired Properties for the three months ended March 31, 2013.

(b) Reflects additional depletion, depreciation, amortization and accretion expense attributable to the preliminary purchase price allocations.

(c) Reflects adjustments of (i) $204,000 for the amortization of the origination fees and related closing costs associated with amending and increasing the Company’s credit facility used to fund the acquisition; (ii) $2.6 million of incremental interest expense on acquisition financing, using the Company’s credit facility. Additionally, the pro forma financial information includes total capitalization of interest expense of $10.5 million.

(d) Reflects additional income tax expense attributable to the pro forma income from the July 2013 Acquired Properties and the pro forma adjustments for depletion and interest expense.

See accompanying notes to unaudited pro forma consolidated financial statements

KODIAK OIL & GAS CORP.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1.             BASIS OF PRESENTATION

On June 2, 2013, Kodiak Oil & Gas (USA) Inc. (“Kodiak USA”), a wholly owned subsidiary of Kodiak Oil & Gas Corp. (the “Company” or “Kodiak”), entered into a definitive purchase and sale agreement with Liberty Resources LLC, a Delaware limited liability company (the “Seller”), under which Kodiak USA has agreed to acquire approximately 42,000 net acres of Williston Basin leaseholds, and related producing properties located primarily in McKenzie and southern Williams Counties, North Dakota, along with various other related rights, permits, contracts, equipment and other assets, including the assignment and assumption of a drilling rig contract (the “July 2013 Acquired Properties”). The effective date for the acquisition is March 1, 2013 (the “Effective Date”).

On July 12, 2013, the parties closed the acquisition for aggregate consideration of $731.8 million in cash, which included certain purchase price adjustments calculated at the closing date. The Company funded the acquisition through borrowings under its credit facility.

The Company, Kodiak USA and Seller entered into amendment to the purchase and sale agreement on July 12, 2013 to provide for the transfer of July 2013 Acquired Properties directly to Kodiak Williston, LLC, a newly formed Delaware limited liability company and wholly-owned subsidiary of Kodiak USA.

The unaudited pro forma balance sheet presents the acquisition of the July 2013 Acquired Properties as if the acquisition had occurred on March 31, 2013 and the pro forma unaudited statement of operations presents the acquisition as if it had occurred on January 1, 2012.   These unaudited pro forma consolidated financial statements are not necessarily indicative of the financial position or results of operations that would have occurred had the acquisition been effected on the assumed dates. Additionally, future results may vary significantly from the results reflected in the unaudited pro forma consolidated statement of operations due to normal production declines, changes in prices, future transactions, and other factors.

These unaudited pro forma consolidated financial statements should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2012, our Quarterly Report on Form 10-Q for the three months ended March 31, 2013, and the Statements of Operating Revenues and Direct Operating Expenses of the Properties to be Acquired by Kodiak Oil & Gas Corp. for the year ended December 31, 2012 and for the three months ended March 31, 2013 (unaudited) and 2012 (unaudited).

KODIAK OIL & GAS CORP.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following preliminary purchase price allocation for the July 2013 Acquired Properties includes significant use of estimates. Management has not yet had the opportunity to complete its assessment of the fair values of the assets acquired and liabilities assumed. Accordingly, the allocation will change as additional information becomes available and is assessed by the Company, and the impact of such changes may be material.  The following table summarizes the preliminary purchase price and preliminary estimated values of assets acquired and liabilities assumed (in thousands):

July 12, 2013
Preliminary Purchase Price
Consideration Given
Cash from credit facility	$731,785

Total consideration given	$731,785

Preliminary Allocation of Purchase Price
Proved oil and gas properties	$388,602
Unproved oil and gas properties	313,688
Total fair value of oil and gas properties acquired	702,290

Working capital	$30,910
Asset retirement obligation	(1,415)

Fair value of net assets acquired	$731,785

Working capital acquired was estimated as follows:
Accounts receivable	57,322
Accrued liabilities	(26,412)

Total working capital	$30,910

KODIAK OIL & GAS CORP.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

2.                                      PRO FORMA ADJUSTMENTS TO THE CONSOLIDATED BALANCE SHEET

(a)         Reflects the pro forma allocation of the preliminary purchase price for the July 2013 Acquired Properties to the acquired assets and liabilities based on the preliminary initial fair values, pending completion of our valuation analysis.

(b)         Reflects cash utilized for origination fees and related loan closing costs associated with increasing and amending the existing credit facility and the related deferred asset of $3.9 million.

(c)          Reflects estimated acquisition costs (e.g., attorney, accountant and consulting fees) of $250,000 associated with the July 2013 Acquired Properties.

(d)         Reflects long term finance utilization on the Company’s credit facility of $731.8 million to fund the acquisition of the July 2013 Acquired Properties.

3.                                      PRO FORMA ADJUSTMENTS TO THE CONSOLIDATED STATEMENT OF OPERATIONS

(a)         Operating revenues and direct operating expenses of the July 2013 Acquired Properties for the three months ended March 31, 2013.

(b)         Reflects additional depletion, depreciation, and amortization expense and accretion expense attributable to the preliminary purchase price allocations.

(c)          Reflects adjustments of (i) $204,000 for the amortization of the origination fees and related closing costs associated with amending and increasing the Company’s credit facility used to fund the acquisition; (ii) $2.6 million of incremental interest expense on acquisition financing, using the Company’s credit facility; Additionally, the pro forma financial information includes total capitalization of interest expense of $10.5 million.

(d)         Reflects additional income tax expense attributable to the pro forma income from the July 2013 Acquired Properties and the pro forma adjustments for depletion and interest expense.